Exhibit 99.1

Exhibit99.1 Proxy Card—Subject to Completion FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF POEMA GLOBAL HOLDINGS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS P The undersigned hereby appoints (-) and (-1 (the “Proxies”), and cach of them independently, with full power of substitution, as proxics to vote all of the shares of ordinary shares of Poema Global Holdings Corp. (“Poema R Global”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares at the 0 Extraordinary General Meeting of shareholders of the Company to be held on [*at [*] Eastern Time, virtually X over the Internet at [4] (the “Extraordinary General Meeting”), and at any adjournments and/or postponements ther cof. Y The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said mecting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders to be held on [.]. This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at [*]

Please mark vote as indicated in this example [X]

POEMA GLOBAL HOLDINGS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 3.

1. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve and authorize the Agreement and Plan of Merger ("Merger Agreement"), dated as of September 16, 2021, by and among Poema Global, Gogoro Inc., a Cayman Islands exempted holding company ("Gogoro"), Starship Merger Sub I Limited, a wholly-owned subsidiary of Gogoro (the "Merger Sub"), and Starship Merger Sub II Limited, a wholly-owned subsidiary of Gogoro (the "Merger Sub II"), pursuant to which Merger Sub will merge with and into Poema Global (the "First Merger"), with Poema Global surviving the merger as a wholly owned subsidiary of Gogoro, and immediately thereafter and as part of the same overall transaction, Poema Global (as the surviving entity of the First Merger) will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of Gogoro;

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. Proposal No. 2 — The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the plan of merger for the First Merger; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Proposal No. 3 — The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates, to, among other things, permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2022

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.